PAPP STOCK FUND
                            PAPP AMERICA-ABROAD FUND
                          PAPP AMERICA-PACIFIC RIM FUND
                        PAPP SMALL & MID-CAP GROWTH FUND

               SPECIAL MEETING OF SHAREHOLDERS - DECEMBER __, 2003

     This proxy is solicited on behalf of the boards of directors of each of Papp Stock Fund, Papp America-Abroad Fund, Papp America-Pacific Rim Fund and Papp Small & Mid-Cap Growth Fund (each, a "fund") and relates to proposals with respect to each fund. The undersigned hereby appoints [ ] and [ ] or either of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the special meeting of the shareholders of each fund to be held at [6225 North 24th Street, Suite 150, Phoenix, Arizona 85016], on December __, 2003, at ____ a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the special meeting of shareholders and of the accompanying proxy statement and prospectus and revokes any proxy previously given with respect to such meeting.

     The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side of this card. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "For" Proposals 1, 2, 3 and 4 and in the discretion of the above-named proxies on any other matter that may properly come before the meeting or any adjournment or postponement thereof.


                                        Date                      , 2003

                                        PLEASE SIGN, DATE AND RETURN
                                        PROMPTLY IN ENCLOSED ENVELOPE
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                                           Signature(s) (Title(s) if applicable)
                                        NOTE: Signature(s) should agree with the name(s) printed herein. If joint owners, each holder should sign this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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YOUR VOTE IS IMPORTANT. PLEASE VOTE BY FILLING IN THE APPROPRIATE BOX BELOW

     This proxy will be voted "For" Proposals 1, 2, 3 and 4 if no specification is made below.

For shareholders of Papp Stock Fund:

Your board of directors recommends that you vote "FOR" Proposal 1.

(1) To approve an Agreement and Plan of Reorganization between Papp Stock Fund (your fund) and Pioneer Papp Stock Fund. Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to the Pioneer Papp Stock Fund in exchange for Class A shares of Pioneer Papp Stock Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

     FOR   |_|     AGAINST   |_|     ABSTAIN  |_|

For shareholders of Papp America-Abroad Fund:

Your board of directors recommends that you vote "FOR" Proposal 2.

(2) To approve an Agreement and Plan of Reorganization between Papp America-Abroad Fund (your fund) and Pioneer Papp America Abroad Fund.
     Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to Pioneer Papp America Abroad Fund in exchange for Class A shares of Pioneer Papp America Abroad Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

     FOR   |_|     AGAINST   |_|     ABSTAIN  |_|

For shareholders of Papp America-Pacific Rim Fund:

Your board of directors recommends that you vote "FOR" Proposal 3.

(3) To approve an Agreement and Plan of Reorganization between Papp America-Pacific Rim Fund (your fund) and Pioneer Papp America-Pacific Rim Fund. Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to Pioneer Papp America-Pacific Rim Fund in exchange for Class A shares of Pioneer Papp America-Pacific Rim Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

     FOR   |_|     AGAINST   |_|     ABSTAIN  |_|

For shareholders of Papp Small & Mid-Cap Growth Fund:

Your board of directors recommends that you vote "FOR" Proposal 4.

(4) To approve an Agreement and Plan of Reorganization between Papp Small & Mid-Cap Growth Fund (your fund) and Pioneer Papp Small and Mid Cap Growth Fund. Under this Agreement, as more fully described in the accompanying proxy statement and prospectus, your fund will transfer all of its assets to Pioneer Papp Small and Mid Cap Growth Fund in exchange for Class A shares of Pioneer Papp Small and Mid Cap Growth Fund, a newly created fund with a substantially similar investment objective and policies as your fund.

     FOR   |_|     AGAINST   |_|     ABSTAIN  |_|

(5) To vote and otherwise represent the above-signed stockholder(s) on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

                   We need your vote before __________, 2003.

           PLEASE DO NOT FORGET TO SIGN THE REVERSE SIDE OF THIS CARD.

                             THANK YOU FOR YOUR TIME